UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 23, 2018
___________
DIAMONDBACK ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-35700 (Commission File Number)	45-4502447 (I.R.S. Employer Identification Number)
500 West Texas Suite 1200 Midland, Texas (Address of principal executive offices)		79701 (Zip code)
(432) 221-7400 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

On April 23, 2018, in accordance with the bylaws of Diamondback Energy, Inc. (the “Company”), the Board of Directors of the Company (the “Board”) appointed Melanie M. Trent and Michael L. Hollis as members of the Board. As provided in the Company’s bylaws, Ms. Trent and Mr. Hollis will serve until the next Annual Meeting of Stockholders of the Company or until her or his earlier death, resignation or removal.

Ms. Trent served in various legal, administrative and compliance capacities for Rowan Companies plc, an offshore drilling services company, from 2005 until April 2017, including as an Executive Vice President, General Counsel and Chief Administrative officer from 2014 until April 2017, as Senior Vice President, Chief Administrative Officer and Company Secretary from 2011 until 2014, as Vice President and Corporate Secretary from 2010 until 2011, as Corporate Secretary from 2007 until 2010 and as Compliance Officer and Corporate Secretary from 2005 until 2007. Prior to her tenure at Rowan Companies plc, Ms. Trent served as Acting General Counsel for Jindal United Steel Corporation, an iron and steel products’ manufacturer, from 2004 until 2005, in various legal and investor relations capacities for Reliant Energy Incorporated (and its predecessor Houston Industries), a commercial and residential electric utility business, from 1998 until 2003 and in various legal capacities for Compaq Computer Corporation from 1996 until 1998 prior to its acquisition by Hewlett-Packard in 2013. Prior to these positions, Ms. Trent was an associate at Andrews Kurth LLP practicing corporate and securities law from 1991 until 1996. Ms. Trent currently serves on the boards of two non-profit organizations in Houston: Prep Public Schools, an open enrollment public charter school, and New Hope Housing, Inc., a provider of life-stabilizing, affordable, permanent housing. Ms. Trent previously served on the Audit Committee and Compensation Committee of the Memorial Hermann Hospital System and on the Board and Executive Committee of Hermann Park Conservancy. Ms. Trent has been named to the National Diversity Council Top 50 Most Powerful Women in Oil and Gas (2015 and 2017). Ms. Trent holds a Bachelor’s degree from Middlebury College and holds a Juris Doctorate degree from Georgetown University Law Center. Ms. Trent qualifies as an independent director under the Nasdaq listing standards. The Company believes that Ms. Trent’s strong legal and executive management experience, diverse background and knowledge of oil and gas energy industries qualify her for service on the Board.

Mr. Hollis has served as the Company’s President since his appointment effective January 1, 2017 and as the Company’s Chief Operating Officer since July 2015. He joined the Company in September 2011 and served as the Company Vice President-Drilling prior to his current position. Mr. Hollis has also served as a director of the general partner of Viper Energy Partners LP since June 2014. Prior to joining the Company, Mr. Hollis served in various roles, most recently as drilling manager at Chesapeake Energy Corporation, an oil and gas exploration company, from June 2006 to September 2011. Mr. Hollis worked for ConocoPhillips Company as a senior drilling engineer from January 2002 to June 2006. Mr. Hollis received his Bachelor of Science degree in Chemical Engineering from Louisiana State University. The Company believes that Mr. Hollis’ executive management experience and knowledge of the oil and natural gas industry as a whole qualify him for service on the Board.

As a non-employee director, Ms. Trent will receive the compensation offered to all of the Company’s non-employee directors for services on the Board, as disclosed in the Company’s definitive proxy statement on Schedule 14A, filed by the Company with the Securities and Exchange Commission on April 27, 2018.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 23, 2018, the Board adopted the First Amendment to the Amended and Restated Bylaws of the Company (the “First Amendment”), which became effective immediately upon its adoption by the Board. The First Amendment includes amendments that provide for (1) the election of directors in an uncontested election by a majority of the votes cast and procedures for incumbent director resignation if sufficient votes are not cast for such director’s candidacy, reserving the Board’s ultimate discretion with respect to whether to accept or reject a director resignation under such circumstances, and (2) the plurality standard for contested elections of directors. The preceding summary of the First Amendment is qualified in its entirety by reference to the full text of the First Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On April 24, 2018, the Company issued a press release announcing the matters described in Item 5.02 above. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description
3.1	First Amendment to the Amended and Restated Bylaws of the Company.
99.1	Press release, dated April 24, 2018, entitled “Diamondback Energy, Inc. Announces Appointments to the Board of Directors.”

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIAMONDBACK ENERGY, INC.

Date:	April 27, 2018
		By:	/s/ Teresa L. Dick
		Name:	Teresa L. Dick
		Title:	Executive Vice President and Chief Financial Officer